UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2006

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.    364-Day Revolving Credit Agreement.

On November 17, 2006, we entered into a $1.0 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”), replacing an earlier $1.5 billion credit agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement.

Under the 364-Day Credit Agreement, we pay a commitment fee that varies between .030% and .100%, depending on our credit rating. Borrowings under the 364-Day Credit Agreement (that are not based on Eurodollar rates) bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees payable quarterly in arrears as defined in the 364-Day Credit Agreement. The “base rate” of interest is the higher of (i) the base rate announced publicly by Citibank, N.A., from time to time and (ii) the Federal Funds Rate plus 0.50%. The applicable margin will vary depending upon our credit rating and whether the payment is made before or after the termination date. For payments made before the termination date, the applicable margin may vary from a low of 0.070% to a high of 0.450%. The applicable utilization fee varies between 0.050% and 0.100% depending on our credit rating and applies on any date the aggregate principal amount of outstanding advances exceeds 50% of the aggregate commitments.

The 364-Day Credit Agreement contains customary terms and conditions, including certain financial covenants that are substantially similar to those contained in the previous facility, including, without limitation, covenants restricting our ability to incur liens, merge or consolidate with another entity. Further, the 364-Day Credit Agreement contains a covenant restricting our ability to permit consolidated debt (as defined in the 364-Day Credit Agreement) to exceed 60% of our total capital (as defined in the 364-Day Credit Agreement) until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full.

Some of the lenders under the 364-Day Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial service, including cash management, investment banking, trust and leasing services. In addition, we and some of our subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

2.    Five-Year Revolving Credit Agreement.

On November 17, 2006, we entered into a $2.0 billion, five-year revolving credit agreement (the “Five-Year Credit Agreement”), replacing an earlier $1.5 billion credit agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. as administrative agent, and a syndicate of lenders as defined in the Five-Year Credit Agreement.

Under the Five-Year Credit Agreement, we pay a commitment fee that varies between .040% and .125%, depending on our credit rating. Borrowings under the Five-Year Credit Agreement (that are not based on Eurodollar rates) bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin and applicable utilization fees payable quarterly in arrears as defined in the Five-Year Credit Agreement. The “base rate” of interest is the higher of (i) the base rate announced publicly by Citibank, N.A., from time to time and (ii) the Federal Funds Rate plus 0.50%. The applicable margin will vary depending upon our credit rating and may vary from a low of 0.060% to a high of 0.425%. The applicable utilization fee varies between 0.050% and 0.100% depending on our credit rating and applies on any date the aggregate principal amount of outstanding advances exceeds 50% of the aggregate commitments.

The Five-Year Credit Agreement contains customary terms and conditions, including certain financial covenants that are substantially similar to those contained in the previous facility, including, without limitation, covenants restricting our ability to incur liens, merge or consolidate with another entity. Further, the Five-Year Credit Agreement contains a covenant restricting our ability to permit consolidated debt (as defined in the Five-Year Credit Agreement) to exceed 60% of our total capital (as defined in the Five-Year Credit Agreement) until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full.

Some of the lenders under the Five-Year Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial service, including cash management, investment banking, trust and leasing services. In addition, we and some of our subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the 364-Day Credit Agreement and the Five-Year Credit Agreement is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/s/ James C. Johnson
James C. Johnson

Vice President, Corporate Secretary and Assistant General Counsel

Date: November 22, 2006

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